UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On September 29, 2021, Nxt-ID, Inc. (the “Company”) issued a press release (the “Release”), regarding the Company’s upcoming Special Meeting of Stockholders scheduled to be held on Friday, October 15, 2021 (the “Special Meeting”), which included a letter distributed to the Company’s stockholders on September 29, 2021 regarding the Special Meeting from Chia-Lin Simmons, the Company’s Chief Executive Officer (the “Letter”). In addition, to provide the Company’s stockholders with access to useful information concerning the Special Meeting, the Company has launched a website, www.voteFORnxt-id.com (the “Website”), which first became publicly accessible on September 29, 2021. A link to the Website was included in the Release and the Letter. The Company has posted materials directly to the Website regarding the Special Meeting, including, but not limited to, other communications by the Company relating to the Special Meeting and procedures for stockholders to follow to cast their votes for the Special Meeting, whether by mail, online, email, fax or in person.

The Letter, Release and Website each supplement the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2021 and the Definitive Additional Materials filed with the SEC on September 21, 2021, September 27, 2021 and September 29, 2021.

Below is a copy of the Letter.

Below is a copy of the Release.

NXT-ID SENDS LETTER TO SHAREHOLDERS

URGING THEM TO VOTE “FOR” REVERSE STOCK SPLITS

Seeks to Avoid Delisting from Nasdaq Capital Market as Soon as October 18, 2021

Delisting Would Adversely Affect Shareholders’ Ability to Trade NXT-ID Common Stock

Company Launches www.voteFORnxt-id.com to Inform Shareholders

OXFORD, Conn., Sept. 29, 2021 – Nxt-ID, Inc. (NASDAQ: NXTD) (the “Company” or “NXT-ID”), a provider of technology products and services for healthcare applications, today sent an important letter to its shareholders from the Company’s Chief Executive Officer, Chia-Lin Simmons, regarding the upcoming Special Meeting of the Company’s shareholders (“Special Meeting”), scheduled to be held on Friday, October 15, 2021.

The Company is asking its shareholders to vote today “FOR” the reverse split proposals relating to NXT-ID’s common stock and Series C preferred stock so that it can regain compliance with Nasdaq requirements and continue to be listed on this major stock exchange. The need to approve each of the reverse stock split proposals is urgent; without such approval, the Company expects that its stock will be delisted from Nasdaq as soon as October 18, 2021, which would adversely affect the ease of trading and value of all of the Company’s securities, including that of its common stock.

The letter to shareholders provides information regarding the two reverse stock split proposals, why they are necessary, and how a vote “FOR” each of them will allow NXT-ID to maintain steady access to capital to pursue its new management team’s growth strategies. Shareholders can learn more about the two reverse stock split proposals and stay up to date regarding this important vote by visiting the Company’s newly-launched microsite: www.voteFORnxt-id.com.

Additional Information

Shareholders as of the Special Meeting’s record date, September 16, 2021, will be entitled to vote at the Special Meeting. Shareholders are encouraged to read about the reverse stock split proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021. The Definitive Proxy Statement can also be found at www.voteFORnxt-id.com. Shareholders who have any questions or need assistance voting their shares should contact the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC, at 888-742-1305.

Registered Holders

If your shares are registered directly in your name with NXT-ID’s transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” of those shares and the proxy statement for the Special Meeting is being sent directly to you by NXT-ID. Shareholders of record (that is, shareholders who hold their shares in their own name) can vote by mail, online, email, fax or in person at the Special Meeting by following the instructions provided on the proxy card.

If you choose to submit your proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

If you choose to submit a proxy by internet, go to http://www.vstocktransfer.com/proxy to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions to cast a vote. Your internet proxy must be received by 11:59 p.m. Eastern Time on October 14, 2021 to be counted.

Beneficial Owners of Shares Held in Street Name

If your shares are held in “street name” (that is, in the name of a bank or broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting will also be offered to shareholders owning shares through most banks and brokers. If your shares are held with a brokerage firm or custodial bank, you are considered the “beneficial owner” of shares held in street name, and the proxy statement for the Special Meeting was mailed or emailed to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

However, holders of shares held in “street name” may not vote these shares in person at the Special Meeting unless such holders request and obtain a legal proxy from such bank, broker or other holder of record.

About Nxt-ID, Inc.

Nxt-ID, Inc. (NASDAQ: NXTD) provides technology products and services for healthcare applications. The Company has extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, sensor technologies and healthcare applications. Through its subsidiary, LogicMark LLC, NXT-ID is a manufacturer and distributor of non-monitored and monitored personal emergency response systems sold through dealers/distributors and the United States Department of Veterans Affairs. Learn more about NXT-ID at www.NXT-ID.com. For NXT-ID corporate information, contact: info@NXT-ID.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor / Media Contacts:

Jeremy Jacobs / Alan Oshiki

Abernathy MacGregor

jrj@abmac.com / aho@abmac.com

Proxy Contact:

Donna Ackerly

Laurel Hill Advisory Group

888-742-1305

NXT-id@laurelhill.com

Below is a copy of the information contained on the Website.

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).